SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  October 11, 2013

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01         Other Events.

On October 11, 2013, Akorn, Inc., a Louisiana corporation (“Akorn”), and Hi-Tech Pharmacal Co., Inc., a Delaware corporation (“Hi-Tech”), announced that, as expected, each party has received a request for additional information (commonly referred to as a “second request”) from the U.S. Federal Trade Commission (“FTC”) in connection with the proposed merger transaction between Akorn Enterprises, Inc., a wholly owned subsidiary of Akorn, and Hi-Tech (the “Merger”). The parties have been cooperating with the FTC staff since shortly after the announcement of the transaction and intend to continue to cooperate with the FTC to obtain clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) as promptly as possible.

The effect of the second request is to extend the HSR waiting period until thirty days after the parties have substantially complied with the request, unless that period is terminated sooner by the FTC. The parties continue to expect that, subject to approval of Hi-Tech’s stockholders, the transaction will be completed in the first quarter of 2014, following completion of the HSR clearance process.

Forward-Looking Statements

Certain statements in this document are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations. However, actual results may differ materially from expectations due to the risks, uncertainties and other factors that affect Akorn’s and Hi-Tech’s respective businesses. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger, dated August 26, 2013, by and among Akorn, Hi-Tech and Akorn Enterprises, Inc.; the failure to satisfy conditions to completion of the Merger, including receipt of regulatory approvals; changes in the business or operating prospects of Hi-Tech; Akorn’s ability to obtain additional funding or financing to operate and grow Akorn’s business; the effects of federal, state and other governmental regulation on Akorn’s and Hi-Tech’s respective businesses; Akorn’s and Hi-Tech’s ability to obtain and maintain regulatory approvals for their respective products; Akorn’s and Hi-Tech’s success in developing, manufacturing, acquiring and marketing new products; the success of Akorn’s and Hi-Tech’s strategic partnerships for the development and marketing of new products; Akorn’s ability to successfully integrate acquired businesses and products; the effects of competition from other generic pharmaceuticals and from other pharmaceutical companies; and the effects of the furlough of U.S. federal governmental employees and the suspension of certain U.S. federal governmental services.  Akorn and Hi-Tech provide additional information about these and other factors in the reports filed with the SEC, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Akorn and Hi-Tech’s annual reports on Form 10-K for the years ended December 31, 2012 and April 30, 2013, respectively. Except as required by applicable law, Akorn disclaims any obligation to update any forward-looking statement in this document, whether as a result of changes in underlying factors, new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  October 11, 2013